WILLIAMSON PETROLEUM CONSULTANTS, INC.

TEXAS REGISTERED ENGINEERING FIRM F-81

303 VETERANS AIRPARK LANE, SUITE 1100

MIDLAND, TEXAS 79705

PHONE: 432-685-6100

FAX: 432-685-3909

E-MAIL: WPC@WPC-INC.COM

CONSENT OF INDEPENDENT ENGINEERS

As oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the inclusion of information from our review letter for Ring Energy, Inc. effective January 1, 2013 entitled, “Review of Estimates Prepared by Ring Energy, Inc. of Proved Oil and Gas Reserves and Associated Net Revenue to the Interests of Ring Energy, Inc. Effective January 1, 2013 for Disclosure to the Securities and Exchange Commission Williamson Project 3.9561” dated March 7, 2013 and data extracted therefrom (and all references to our Firm) included in or made a part of this Registration Statement on Form S-1 of Ring Energy, Inc. and any amendments thereto to be filed with the Securities and Exchange Commission on or about November 8, 2013.

/s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas

November 8, 2013